EXHIBIT 31.1

CERTIFICATION

I, John M. Larson, Chief Executive Officer of the Company, certify that:

1.                I have reviewed this report on Form 10-Q/A of Career Education Corporation; and

2.                Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 14, 2006

/s/ JOHN M. LARSON
John M. Larson
Chief Executive Officer